[BANK NAME] [ADDRESS]
[Form of] Single-Pay Contract
To:	[●] (the “Counterparty”)
Attn:	[●]
Tel:	[●]
Fax:	[●]
From:	[BANK NAME]
Date:	[●]
Ref:	[●]

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the two (2) Transactions entered into between [BANK NAME] (“[BANK NAME]”) and Counterparty on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below. An affiliate of [BANK NAME], [BANK NAME] Capital Inc. (the “Agent”), is acting as agent for [BANK NAME] with respect to this Transaction.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of [●], as amended and supplemented from time to time (the “Agreement”), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Transaction I:

Trade Date:	[●]
Option Style:	European
Option Type:	[Call][Put]
Seller:	[[BANK NAME]][ Counterparty]
Buyer:	[[BANK NAME]][ Counterparty]
Index:	[●]
Number of Options:	[●]
[Multiplier:	[●]]
Strike Price:	[●]
Premium:	[CURRENCY] [●] (Premium per Option: [CURRENCY] [●] )

Transaction II:

Trade Date:	[●]
Option Style:	European
Option Type:	[Call][Put]
Seller:	[[BANK NAME]][ Counterparty]
Buyer:	[[BANK NAME]][ Counterparty]
Index:	[●]
Number of Options:	[●]
[Multiplier:	[●]]
Strike Price:	[●]
Premium:	[CURRENCY] [●] (Premium per Option: [CURRENCY] [●] )

Transaction III:

Trade Date:	[●]
Option Style:	European
Option Type:	[Call][Put]
Seller:	[[BANK NAME]][ Counterparty]
Buyer:	[[BANK NAME]][ Counterparty]
Index:	[●]
Number of Options:	[●]
[Multiplier:	[●]]
Strike Price:	[●]
Premium:	[CURRENCY] [●] (Premium per Option: [CURRENCY] [●] )

Terms applicable to Transaction I, II and III:

Total net premium due to [BANK NAME] for Transaction I,II and III:	[●]
Premium Payment Date:	[●]
Exchange:
In respect of each component security of the Index (each, a “Component Security”), the primary exchange or quotation system on which such Component Security is traded, as determined by the Calculation Agent.

Related Exchange(s):	All Exchanges
Disrupted Day:
The definition of “Disrupted Day” in Section 6.4 of the Equity Definitions shall be amended by adding the following sentence after the first sentence: “A Scheduled Trading Day on which a Related Exchange fails to open during its regular trading session will not be a Disrupted Day if the Calculation Agent determines that such failure

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will not have a material impact on [BANK NAME]’s ability to unwind any related hedging transactions.”

Procedure for Exercise:

Expiration Date:	[●]
Multiple Exercise:	Not Applicable
Automatic Exercise:	Applicable

Valuation:

Valuation Time:	The time at which the official closing level of the Index is calculated and published by the Index Sponsor or, if not so published, at the Scheduled Closing Time.
Futures Price Valuation:	Not Applicable

Settlement Terms:

Cash Settlement:	Applicable
Settlement Currency:	[●]
Settlement Price:	The closing level of the Index as of the Valuation Time on the Valuation Date
Cash Settlement Payment Date:	In respect of an Exercise Date, [●] Currency Business Days after the relevant Valuation Date.

Index Adjustment Event:

Index Cancellation:	Cancellation and Payment
Index Modification:	Cancellation and Payment
Index Disruption:	Calculation Agent Adjustment

Additional Disruption Events:

Change in Law:
Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by replacing the word “Shares” where it appears in clause (X) thereof with the words “Hedge Position” and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

The parties agree that, for the avoidance of doubt, for purposes of Section 12.9(a)(ii) of the Equity Definitions, “any applicable law or regulation” shall include the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any rules and regulations promulgated thereunder and any similar law or regulation (collectively, the “Wall Street

3                      Ref:[     ]

Act”), and the consequences specified in Section 12.9(b)(i) of the Equity Definitions shall apply to any Change in Law arising from any such act, rule or regulation.  The parties hereby agree that any additional capital charges or other regulatory capital requirements imposed in connection with the Wall Street Act, if material, shall constitute “a materially increased cost in performing its obligations under such Transaction” for purposes of Section 12.9(a)(ii)(Y) of the Equity Definitions.

Insolvency Filing:	Not Applicable
Hedging Disruption:
Applicable; provided that Section 12.9(a)(v) of the Equity Definitions shall be deleted and replaced with the following:-

“Hedging Disruption” means that the Hedging Party is unable after using commercially reasonable efforts, to either (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge the equity price risk (or any other relevant price risk including, but not limited to, the currency risk) of entering into and performing its obligations with respect to this Transaction (any such transaction or assets, a “Hedging Party Hedge”), or (ii) freely realise, recover, receive, repatriate, remit or transfer the proceeds of Hedge Positions or this Transaction between accounts within the jurisdiction of the Hedge Positions (the “Affected Jurisdiction”) or from accounts within the Affected Jurisdiction to accounts outside of the Affected Jurisdiction.”

Increased Cost of Hedging:
Applicable; provided that Section 12.9(a)(vi) of the Equity Definitions is amended by adding, immediately following “tax, duty, expense or fee (other than brokerage commissions)” and immediately preceding subsection (A), “or material adverse accounting treatment, material adverse capital charge or other direct or indirect material adverse economic impact” and provided, further, that the words “any transaction(s) or asset(s) it deems necessary to hedge the equity price risk of entering into and performing its obligations with respect to the relevant Transaction” are deleted and replace with the words “a Hedging Party Hedge”.

Shares:	Any Component Security.
Hedging Party:	[BANK NAME] or an Affiliate of [BANK NAME] shall be the Hedging Party with respect to each Additional Disruption Event.
Determining Party:	[BANK NAME] shall be the Determining Party with respect to each Additional Disruption Event.

Additional Representations, Agreements and Acknowledgments:

Index Disclaimer:	Applicable
Non-Reliance:	Applicable
Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

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Additional Acknowledgments:	Applicable

Miscellaneous:

Calculation Agent:
[BANK NAME] Capital Inc., acting in its sole and absolute discretion.  The Calculation Agent is responsible for making any determination, calculation or adjustment in connection with the Transaction that is not expressed to be the responsibility of an identified entity.

Account Details:

Account for payments to Counterparty:	Please advise
Account for payments to [BANK NAME]:	To be advised

Offices:	The Office of [BANK NAME] for the Transaction is: [ADDRESS]; and
The Office of Counterparty for the Transaction is: please advise.
Payments on Early Termination:	For the purposes of Section 6(e) of the Agreement, Second Method and Loss will aply..
Governing law:	New York Law (without reference to choice of law doctrine)

THE SECURITIES REPRESENTED BY THE CONFIRMATION HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES LAWS; SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF APPROPRIATE REGISTRATION UNDER SUCH SECURITIES LAWS OR EXCEPT IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES LAWS.

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Each of [BANK NAME] and the Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for [BANK NAME] under the Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability to either party in respect of the Transaction, (iv) [BANK NAME] and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of [BANK NAME] or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction.  Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder.  The Counterparty acknowledges that the Agent is an affiliate of [BANK NAME].

The time of dealing will be confirmed by [BANK NAME] upon written request.  [BANK NAME] is regulated by the Financial Services Authority.  [BANK NAME] is acting for its own account in respect of this Transaction and has instructed the Agent to act as its agent pursuant to instructions of [BANK NAME].

[BANK NAME] Bank PLC is not a member of the Securities Investor Protection Corporation (“SIPC”).

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement with respect to the Transaction by executing this Confirmation and returning it to us by facsimile marked for the attention of [NAME OF DOCUMENTATION GROUP], at [FAX NUMBER]. If you have any queries regarding the content of the Confirmation, please do not hesitate to contact [NAME OF CONFIRMER] at [TELEPHONE NUMBER FOR DOCUMENTATION GROUP] or via e-mail address: [EMAIL ADDRESS FOR DOCUMENTATION GROUP]. Your failure to respond to this Confirmation shall not affect the validity or enforceability of this Transaction against you.

Yours sincerely,

For and on behalf of [BANK NAME] ------------------------------------- NAME Authorized Signatory Date:	For and on behalf of [●] ------------------------------------- NAME Authorized Signatory Date: